SCIENTIFIC AND MEDICAL ADVISORY BOARD CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into as of July 28, 2024 (the "Effective Date"), by and between Calidi Biotherapeutics, Inc., a Delaware corporation, located at 4475 Executive Drive, Suite 200, San Diego, CA 92121 ("Company"), and Dr. Ronald Rigor with an address located at 675 S Arroyo Pkwy Ste 100, Pasadena, CA 91105 ("Consultant").

AGREEMENT

In consideration of the covenants set forth below, the parties agree as follows:

1. **Consulting Services.** The Consultant agrees to serve on the Company's scientific and medical advisory board ("SMAB") and perform consulting and advisory services requested by Company (as set forth in Exhibit A). The Consultant shall render such services either in person (at Company or at such other location as is reasonably acceptable to Company and the Consultant) or by telephone, as Company may reasonably request.

2. **Compensation.** Company will compensate Consultant as follows:

   - Company will pay Consultant the amount set forth in Exhibit A for services requested by Company and performed by Consultant.

   - Company will reimburse Consultant for all reasonable, documented, travel and other direct out-of-pocket expenses related to consultation services, so long as the expenses were approved, in writing, by Company in advance. A billing should be forwarded to Company showing expenses, with a brief description of Consultant's activities.

3. **Term.** The term of this Agreement is for one (1) year from the Effective Date. Thereafter, the Agreement may be renewed for additional periods by mutual agreement of the parties. Notwithstanding the foregoing, either party has the right to terminate the relationship at any time on fifteen (15) days advance notice specifying the effective date of such termination. In the event of any such termination, Consultant shall have three months from the date of termination to exercise its vested stock options, if any, before they shall automatically expire.

4. **Consultant's Business Activities.** During the Term of this Agreement, it is understood that Consultant may not engage in business or other activities, which are or may be

directly competitive with the business activities of the Company without notifying and obtaining express written consent of the Company.

The Company hereby acknowledges that the Consultant may be currently engaged with other clients and that Consultant may continue in such business, without limitation, subject to any limitations as set forth in Exhibit A.

5. **Non-Disclosure Agreement.** Consultant agrees to abide by the Non-Disclosure Agreement, attached as Exhibit B, and is hereby incorporated by reference.

6. **Representations and Warranties.** Consultant represents and warrants (i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant's undertaking this relationship with the Company, (ii) that the performance of the Services called for by this Agreement do not and will not violate any contract with a third party, U.S. or foreign applicable law, rule or regulation or any proprietary, or other right of any third party, (iii) that Consultant will not use in the performance of its responsibilities under this Agreement any confidential information or trade secrets of any other person or entity, (iv) that Consultant is compliant with, and will comply with, all state and local laws, including FINRA regulations or the Foreign Corrupt Practices Act, if applicable, with respect to the services hereunder. Company represents and warrants (i) that it is a duly formed corporation incorporated under the laws of Delaware, and (ii) that it intends to enforce this agreement as a legally binding obligation of the Company.

7. **Indemnification.** Consultant hereby indemnifies and agrees to defend and hold harmless the Company from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the Services performed by Consultant under this Agreement or the representations and warranties made by Consultant pursuant to paragraph 6 hereof which includes any violations of any third party contracts or applicable federal and state laws.

   Company hereby indemnifies and agrees to defend and hold Consultant harmless from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting to the Services performed by Company under this Agreement, or the representations and warranties made by Company pursuant to paragraph 6 hereof. Company's and Consultant's obligations under this paragraph 7 hereof shall survive the termination, for any reason, of this Agreement.

8. **Attorney's Fees.** Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party or parties against whom enforcement was sought.

9. **Entire Agreement.** This Agreement contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

10. **Amendment.** This Agreement may be amended only by a writing signed by Consultant and by a representative of the Company duly authorized.

11. **Severability.** If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

12. **Rights Cumulative.** The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

13. **Nonwaiver.** No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

14. **Agreement to Perform Necessary Acts**. Consultant agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

15. **Assignment.** Consultant may not assign this Agreement without the Company's prior written consent. This Agreement may be assigned by the Company in connection with a merger, corporate reorganization or sale of all or substantially all of its assets, and in other instances with the Consultant's consent which consent shall not be unreasonably withheld or delayed.

16. **Independent Contractor.** The relationship between Consultant and the Company is that of independent contractor under a "work for hire" arrangement. All work product developed by Consultant shall be deemed owned and assigned to Company. This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company. Consultant will not be eligible for any employee benefits, nor will the company make deductions from fees to the Consultant for taxes, insurance, bonds or the like. Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

17. **Taxes.** Consultant agrees to pay all taxes that may be imposed upon Consultant with respect to the fees paid to Consultant hereunder.

18. **Governing Law.** This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by the laws of the State of California. Consultant agrees to be subject to the exclusive jurisdiction of the federal and state courts located in San Diego County.

19. **Non-Public Information.** Consultant agrees that it will not trade the securities of the Company if Consultant has reviewed or possesses Confidential Information that is or could be considered material non-public information.

(Signature Page to Follow)

COUNTERPART SIGNATURE PAGE OF SMAB AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the Effective Date.

Calidi Biotherapeutics, Inc.

Print Name: Allan Camaisa

Title: Chief Executive Officer

By: ______________________

Consultant

Print Name: Ronald Rigor

By: ______________________

Exhibit A

1. **Services**

- Participation in SMAB meetings.
- Provide medical, clinical, or technology input to the Calidi team.
- Collaborate with the SMAB members and the Calidi team.

2. **Compensation**

In consideration of Consultant's Services and subject to the approval of the Board of Directors, Company shall issue to Consultant 5,000 stock options, adjusted due to the 10-1 reverse stock split on July 15, 2024, with a standard 4-year vesting period (25% vested after 1 year and the remainder vesting monthly over 3 years).

3. **Reimbursement**

Consultant shall receive reasonable and customary reimbursement for business expenses incurred on behalf of the Company; provided, however, that Consultant shall provide appropriate receipts and documentation for any such expenses and receive prior written approval from Allan Camaisa, CEO, prior to the expensed event.

Exhibit B

Non-Disclosure Agreement dated June 8, 2024

CALIDI
BIOTHERAPEUTICS

Certificate of agreement

Document Details

Name
Calidibio NDA

Guest
Ronald Rigor

Agreed on
June 8th, 2024 at 10:05am PDT

Visit date
June 8th, 2024

Device
"LOBBY" arrival display, Calidi Bio Headquarters

NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (this "Agreement") is made and entered into as of the visit date on the Certificate of Agreement ("Effective Date"), by and between Calidi Biotherapeutics, Inc., a Delaware corporation having its principal place of business at 4475 Executive Drive, Suite 200, San Diego, CA 92121 ("Company") and the name of the Guest on the Certificate of Agreement.

1. Definition of Confidential Information. "Confidential Information" means any non-public technical and non-technical information supplied to Recipient by Company, including current, future and proposed research, products, services, finances, capitalization, management structure, personnel and board composition of the Company, information concerning research, development, design details and specifications, financial information, engineering and manufacturing information, clinical data, customer lists, shareholder lists, employee names, patient names, business forecasts, sales information, marketing plans and business plans, in each case whether or not marked as "confidential" or "proprietary."

2. Nondisclosure and Nonuse Obligations. Recipient will not use any Confidential Information, except to the extent necessary for the purpose described below the signatures to this Agreement (the "Purpose") and Recipient will not disseminate or in any way disclose any Confidential Information to any person, firm, business or governmental agency or department, except where the disclosure is expressly permitted in this Agreement. Furthermore, Recipient may not disclose the existence of any negotiations, discussions or consultations in progress between the parties to any person, firm or business or to any form of public media without the prior written approval of Company. Recipient shall treat all Confidential Information with the same degree of care, as Recipient accords to Recipient's own confidential information, but in no case shall Recipient use less than reasonable care. Recipient shall immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Recipient shall assist Company in remedying the unauthorized use or disclosure of the Confidential Information.

3. Exclusions from Nondisclosure and Nonuse Obligations. Recipient's obligations under Section 2 do not apply to any Confidential Information that Recipient can document (a) was in the public domain at or subsequent to the time the Confidential Information was communicated to Recipient by Company through no fault of Recipient; (b) was rightfully in Recipient's possession free of any obligation of confidence at or subsequent to the time the Confidential Information was communicated to Recipient by Company; or (c) was independently developed by Recipient without use of, or reference to, any Confidential Information. A disclosure of any Confidential Information (a) in response to a valid order by a court or other governmental body or (b) as otherwise required by law will not be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Recipient provides prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent the disclosure.

4. Ownership and Return of Confidential Information and Other Materials. All Confidential Information, and any Derivatives (defined below) thereof, whether created by Company or Recipient, shall be the property of Company and no license or other rights to Confidential Information or Derivatives is granted or implied hereby. For purposes of this

Agreement, "Derivatives" shall mean: (a) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (b) for patentable or patented material, any improvement thereon; and (c) for material protected by trade secret, any new material derived from the existing trade secret material, including new material that may be protected under copyright, patent and/or trade secret laws. Recipient hereby does and agrees to irrevocably assign to Company all of Recipient's rights, title in interest and interest in and to the Derivatives. All materials and items (including, without limitation, software, equipment, tool, artwork, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs and lists) that Company furnishes to Recipient (whether or not they contain or disclose Confidential Information) are the sole and exclusive property of Company. Recipient agrees to keep all of the foregoing at Recipient's premises unless otherwise permitted in writing by Company. Within five (5) days after any request by Company, Recipient shall destroy or deliver to Company, at Company's option, (a) all Company-furnished materials and items and (b) all materials and items in Recipient's possession or control (even if not Company-furnished) that contain or disclose any Confidential Information. Recipient will provide Company a written certification of Recipient's compliance with Recipient's obligations under this Section.

5. No Warranty. All Confidential Information is provided "AS IS" and without any warranty, express, implied or otherwise, regarding any Confidential Information's completeness, accuracy or performance.

6. Term. This Agreement will govern all communications from Company to Recipient that are made from the Effective Date to the date on which either party receives from the other party written notice that subsequent communications shall not be so governed, except that Recipient's obligations under Section 2 (Nondisclosure and Nonuse Obligations) will continue for a period of three (3) years with respect to Confidential Information of Company or the Companies that Recipient has previously received unless those obligations terminate earlier pursuant to Section 3 (Exclusions from Nondisclosure and Nonuse Obligations).

7. No Assignment. Recipient shall not assign its rights, or delegate any performance, under this Agreement without the prior written consent of Company. Any purported assignment of rights or delegation of performance in violation of this paragraph is void.

8. Injunctive Relief. A breach of this Agreement may cause irreparable and continuing damage to Company for which money damages may be insufficient, and Company is entitled to seek injunctive relief, a decree for specific performance, and all other relief as may be proper (including money damages if appropriate), without the need to post a bond.

9. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may provide in writing.

10. Governing Law; Forum; Legal Fees. The laws of the United States of America and the State of California govern all matters arising out of or relating to this Agreement

without giving effect to any conflict of law principles. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in San Diego County, California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of the federal or state courts located in San Diego County, California, personal jurisdiction will be non-exclusive. Additionally, notwithstanding anything in the foregoing to the contrary, a claim for equitable relief arising out of or related to this Agreement may be brought in any court of competent jurisdiction. If a proceeding is commenced to resolve any dispute that arises between the parties with respect to the matters covered by this Agreement, the prevailing party in that proceeding is entitled to receive its reasonable attorneys' fees, expert witness fees and out-of-pocket costs, in addition to any other relief to which that prevailing party may be entitled.

11. Severability. If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.

12. Waiver; Modification. If Company waives any term, provision or Recipient's breach of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company. No waiver shall constitute a waiver of any other or subsequent breach by Recipient. This Agreement may be modified only if authorized representatives of both parties consent in writing.

13. Non-Public Information. Recipient agrees that it will not trade the securities of the Company if Recipient has reviewed or possessed Confidential Information that is or could be considered non-public information pursuant to this Agreement.

14. Entire Agreement. This Agreement constitutes the final and exclusive agreement between the parties with respect to the treatment of Confidential Information disclosed hereunder. It supersedes all agreements, whether prior or contemporaneous, written or oral, concerning the treatment of the Confidential Information.

IN WITNESS WHEREOF, the parties are signing this Agreement as of the Effective Date.

The "Company":

By:

Name Printed: Michael V. Cava

Title: Corporate Counsel "Recipient"

By: ______________________________

Name Printed: Name on Certificate of Agreement

Title: Guest

Purpose: Guest